Exhibit 23.1


The Board of Directors
CarrAmerica Realty Corporation

The Partners
CarrAmerica Realty, L.P.:

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts'' in the prospectus.


                                                           KPMG Peat Marwick LLP


Washington, D.C.
August 28, 1997